EXHIBIT 2(N)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the reference to us under the heading “Experts” in this Registration Statement on Form N-2 for Kayne Anderson Energy Total Return Fund, Inc.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
December 13, 2005